Exhibit 99.2

APPLOVIN CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2020 is presented to give effect to AppLovin Corporation’s (“AppLovin” or the “Company”) acquisitions of (i) Machine Zone, Inc. (“Machine Zone”) (the “MZ Acquisition”) on May 19, 2020 (the “MZ Acquisition Date”) for the purchase consideration of $329 million, and (ii) adjust GmbH (“Adjust”) (the “Adjust Acquisition”) on April 20, 2021 (the “Adjust Acquisition Date”) for the purchase consideration of $968 million.

The unaudited pro forma condensed combined information was prepared based on the historical consolidated statements of operations of AppLovin, Machine Zone and Adjust after giving effect to the MZ Acquisition and Adjust Acquisition using the acquisition method of accounting, and after applying the assumptions, reclassifications, and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020, combines the historical audited condensed balance sheets of AppLovin and Adjust as of December 31, 2020, on a pro forma basis as if the Adjust Acquisition had been consummated on December 31, 2020. The MZ Acquisition had been reflected in AppLovin’s historical audited consolidated balance sheet as of December 31, 2020, and, therefore, Machine Zone’s consolidated balance sheet as of December 31, 2020 has not been separately presented. For purposes of the unaudited pro forma condensed combined financial information, the audited consolidated statement of financial position of Adjust was translated from EUR to US dollars by using the December 31, 2020 exchange rate of approximately $1.23 and the audited consolidated statement of profit or loss and other comprehensive income of Adjust was translated from EUR to US dollars by using the average exchange rate for the year ended December 31, 2020 of approximately $1.14.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of AppLovin for the year ended December 31, 2020, the historical unaudited consolidated statement of operations of Machine Zone for the period from January 1, 2020 through the MZ Acquisition Date, and the historical audited statement of operations of Adjust for the year ended December 31, 2020, on a pro forma basis as if both the MZ Acquisition and Adjust Acquisition had occurred on January 1, 2020, the first day of AppLovin’s most recently completed fiscal year.

The unaudited pro forma combined statement of operations was based on and should be read in conjunction with the following historical financial statements and accompanying notes:

•

Separate audited historical consolidated financial statements and accompanying notes of AppLovin as of and for the year ended December 31, 2020, included in AppLovin’s prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, dated April 14, 2021 and filed with the SEC on April 15, 2021 (the “Prospectus”) and incorporated by reference.

•	Separate unaudited historical consolidated financial statements of Machine Zone as of and for the three months ended March 31, 2020, included in AppLovin’s Prospectus and incorporated by reference.

•	Separate audited historical consolidated financial statements of Adjust as of and for the year ended December 31, 2020, included as Exhibit 99.1 to this Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared by AppLovin in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11. The pro forma adjustments are described in the accompanying footnotes.

Adjustments included in the column under the heading “Transaction Accounting Adjustments” in the unaudited pro forma condensed combined balance sheet as of December 31, 2020, consist of those necessary to account for the Adjust Acquisition as if it took place on December 31, 2020. Adjustments included in the column under the heading “Transaction Accounting Adjustments” in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, consist of those necessary to account for the MZ Acquisition and Adjust Acquisition as if they took place on January 1, 2020. Separately, AppLovin borrowed an additional $300 million in May 2020 under the Credit Agreement entered in August 2018 and amended several times through February 2021 (the “Amended Credit Agreement”) to fund the MZ Acquisition; and $550 million in March 2021 under the Amended Credit Agreement and the Revolving Credit Facility entered in August 2018 and amended several times through February 2021 (the “Revolving Credit Facility”) to fund the Adjust Acquisition. The adjustments related to these issuances of debt are reflected in separate columns as “Debt Financing Adjustments”. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of the combined financial statements that AppLovin would have reported had the MZ Acquisition and the Adjust Acquisition been completed as of the dates and for the periods presented and should not be taken as representative of AppLovin’s consolidated financial statements following the MZ Acquisition and Adjust Acquisition. In addition, the unaudited pro forma condensed combined financial information is not intended to be indicative of AppLovin’s financial position or results of operations for any future period.

The unaudited pro forma combined statement of operations does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the MZ Acquisition or Adjust Acquisition, costs necessary to achieve such measures, or costs to integrate the operations of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

(in thousands)

	Applovin	Adjust	Reclassification adjustments		Transaction Accounting Adjustments		Pro Forma Combined	Debt Financing Adjustments		Pro Forma Combined As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	317,235	15,181			(332,416)	B	—	550,000	F	304,378
								(245,622)	G
Accounts receivable, net	296,964	14,330					311,294	—		311,294
Prepaid expenses and other current assets	48,795	6,238					55,033			55,033

Total current assets	662,994	35,749			(332,416)		366,327	304,378		670,705
Property and equipment, net	28,587	2,206			38,903	D	69,696			69,696
Operating lease right-of-use assets	84,336				9,724	D	94,060			94,060
Right-of-use assets		46,218			(46,218)	D	—			—
Goodwill	249,773		25,293	A	(2,409)	D	1,025,390			1,025,390
					796,702	B				—
					(43,969)	E
Intangible assets, net	1,086,332	33,385	(25,293)	A	231,908	B	1,326,332			1,326,332
Other assets	42,571	1,671	661	A	352	B	45,255			45,255
Deferred tax assets		661	(661)	A			—			—

Total Assets	2,154,593	119,890	—		652,577		2,927,060	304,378		3,231,438

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:										—
Accounts payable	147,275	1,312					148,587			148,587
Accrued liabilities	95,057		109,823	A	(90,990)	C	359,512	(245,622)	G	113,890
					245,622	B
Licensed asset obligation	18,760						18,760			18,760
Short-term debt	15,210	885					16,095			16,095
Deferred revenue	86,886		6,257	A	(2,049)	B	91,094			91,094
Operating lease liabilities	22,206				4,810	D	27,016			27,016
Finance lease liabilities			—		17,805	D	17,805			17,805
Current lease liabilities		22,615			(22,615)	D	—			—
Liabilities from share-based payments		97,278	(97,278)	A		A	—			—
Provisions		7,634	(7,634)	A			—			—
Other current liabilities		10,999	(10,999)	A			—			—
Income tax payable		169	(169)	A			—			—
Convertible security					342,170	B	342,170			342,170
Deferred acquisition costs, current	212,658				47,608	B	260,266			260,266

Total current liabilities	598,052	140,892	—		542,361		1,281,305	(245,622)		1,035,683

Long-term debt	1,583,990	40,000			(40,000)	C	1,583,990	550,000	F	2,133,990
Operating lease liabilities, noncurrent	71,755				4,913	D	76,668			76,668
Finance lease liabilities, noncurrent					21,099	D	21,099			21,099
Noncurrent lease liabilities		26,012			(26,012)	D	—			—
Deferred income tax liabilities					63,195	B	63,195			63,195
Other noncurrent liabilities	59,032	7					59,039			59,039

Total liabilities	2,312,829	206,911	—		565,556		3,085,296	304,378		3,389,674

Commitments and contingencies										—
Redeemable noncontrolling interest	309						309			309
Stockholders’ deficit:		—					—			—
Convertible preferred stock, 109,090,908 shares authorized, issued,							—			—
and outstanding at December 31, 2019 and 2020; respectively	399,589	—					399,589			399,589
Common stock A and B, $0.00003 par value—360,000,000 and 386,400,000 shares							—			—
authorized, 177,593,772 and 183,800,251 shares issued and outstanding							—			—
at December 31, 2019 and 2020, respectively	6						6			6
Common stock F, $0.00003 par value—43,200,000 shares authorized,		—					—			—
42,564,150 shares issued and outstanding							—			—
at December 31, 2019 and 2020, respectively	1						1			1
Additional paid-in capital	453,655						453,655			453,655
Accumulated deficit	(1,012,400)	(152,033)			152,033	E	(1,012,400)			(1,012,400)
Accumulated other comprehensive income	604						604			604
Issued capital		117			(117)	E	—			—
Other capital reserves		64,479			130,990	C	—			—
					(195,469)	E
Other components of equity		416			(416)	E	—			—

Total stockholders’ deficit	(158,545)	(87,021)	—		87,021		(158,545)	—		(158,545)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	2,154,593	119,890	—		652,577		2,927,060	304,378		3,231,438

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	Historical			Transaction Accounting Adjustments
	Applovin	Machine Zone (three months ended March 31, 2020)	Machine Zone (for the period from April 1, 2020 to May 19, 2020)	Reclassificati on Adjustments for MZ (AA)	Pro Forma Adjustments for MZ	Note	Debt Financing Adjustments for MZ	Note	Applovin, MZ Pro Forma Combined
Revenue	1,451,086	73,705	42,018	—	(3,261)	BB	—		1,563,548
Costs and expenses
Cost of revenue	555,578	34,798	18,789	9,990	23,087	CC	—		642,242
Sales and marketing	627,796	28,745	8,769	1,179	(3,261)	BB	—		664,754
					495	CC	—
					1,031	DD	—
Research and development	180,652	25,157	13,000	6,144	—		—		224,953
General and administrative	66,431	10,224	18,007	560	3,164	DD	—		98,386
Extinguishment of acquisition-related contingent consideration	74,820	—	—	—	—		—		74,820
Lease modification and abandonment of leasehold improvement	7,851	—	—	—	—		—		7,851
Depreciation and Amortization	—	11,859	6,014	(17,873)	—		—		—
Other operating income
Other operating expense

Total cost and expenses	1,513,128	110,783	64,579	—	24,516		—		1,713,006

Loss from operations	(62,042)	(37,078)	(22,561)	—	(27,777)		—		(149,458)
Other income (expense):
Interest expense and loss on settlement of debt	(77,873)	(73,461)	(38,998)	—	112,459	EE	(6,501)	HH	(84,374)
Finance costs
Finance income
Other income (expense), net	4,209	1,753	352	—	(1,730)	FF	—		4,584

Total other income (expense)	(73,664)	(71,708)	(38,646)	—	110,729		(6,501)		(79,790)

Loss before provision for income taxes	(135,706)	(108,786)	(61,207)	—	82,952		(6,501)		(229,248)

Provision (benefit) for income taxes	(9,772)	36	15	—	19,029	GG	(1,491)	II	7,817

Net loss	$(125,934)	$(108,822)	$(61,222)	—	63,923		(5,010)		$(237,065)

Loss attributable to non-controlling interest	747								747

Net loss attributable to Applovin shareholders	(125,187)	(108,822)	(61,222)	—	63,923		(5,010)		(236,318)

Net loss attributable to common stock - basic and diluted	(125,187)	(108,822)	(61,222)	—	63,923		(5,010)		(236,318)
Net loss per share attributable to common stockholders:
Basic and diluted	(0.58)								(1.09)
Weighted average common shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	214,936,545				1,610,622	JJ			216,547,167

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

(continued)

		Historical	Transaction Accounting Adjustments Adjust
	Applovin, MZ Pro Forma Combined	Adjust	Reclassificati on and IFRS to GAAP Adjustments (KK)	Pro Forma Adjustments	Note	Debt Financing Adjustments	Note	Pro Forma Combined
Revenue	1,563,548	97,412	—	(268)	LL	—		1,660,282
				(410)	MM
Costs and expenses
Cost of revenue	642,242	32,388	(55)	11,160	NN	—		685,467
				(268)	LL
Sales and marketing	664,754	60,580	221	12,689	OO	—		738,244
Research and development	224,953	48,109	(43)	—		—		273,019
General and administrative	98,386	36,815	6,317	10,000	PP	—		153,164
				1,646	QQ
Extinguishment of acquisition-related contingent consideration	74,820	—	—	—		—		74,820
Lease modification and abandonment of leasehold improvement	7,851	—	—	—		—		7,851
Depreciation and Amortization	—	—	—	—		—		—
Other operating income		(33)	33	—		—		—
Other operating expense		5,890	(5,890)	—		—		—

Total cost and expenses	1,713,006	183,749	583	35,227		—		1,932,565

Loss from operations	(149,458)	(86,337)	(583)	(35,905)		—		(272,283)
Other income (expense):
Interest expense and loss on settlement of debt	(84,374)	—	(6,177)	4,273	RR	(16,775)	TT	(103,053)
Finance costs		(9,297)	9,297	—		—		—
Finance income		4,208	(4,208)	—		—		—
Other income (expense), net	4,584	—	1,671	—		—		6,255

Total other income (expense)	(79,790)	(5,089)	583	4,273		(16,775)		(96,798)

Loss before provision for income taxes	(229,248)	(91,426)	—	(31,632)		(16,775)		(369,081)

Provision (benefit) for income taxes	7,817	502	—	(7,256)	SS	(3,848)	UU	(2,785)

Net loss	$(237,065)	(91,928)	—	(24,376)		(12,927)		(366,296)

Loss attributable to non-controlling interest	747	—	—	—		—		747

Net loss attributable to Applovin shareholders	(236,318)	(91,928)	—	(24,376)		(12,927)		(365,549)

Net loss attributable to common stock - basic and diluted	(236,318)	(91,928)	—	(24,376)		(12,927)		(365,549)
Net loss per share attributable to common stockholders:
Basic and diluted	(1.09)	—	—	—		—		(1.69)
Weighted average common shares used to compute net loss per share attributable to common stockholders:		—	—	—		—
Basic and diluted	216,547,167	—	—	—		—		216,547,167

APPLOVIN CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1.	Description of the MZ Acquisition

On May 19, 2020, AppLovin acquired Machine Zone, a privately held company specializing in mobile gaming. The Company purchased all of the outstanding shares of the capital stock of Machine Zone and settled all Machine Zone debt for an aggregate acquisition price of $328.6 million comprising $287.1 million cash paid to Machine Zone lenders, common stock warrants issued to Machine Zone lenders and preferred stockholders with the aggregate fair value of $38.2 million and a settlement of the preexisting accounts receivable balance of $3.3 million. The transaction is expected to expand the Company’s Apps portfolio and has been accounted for as a business combination in accordance with ASC 805, Business Combinations. Transaction costs incurred by AppLovin in connection with the acquisition, including professional fees, were $2.8 million. The results of operations for Machine Zone are included in AppLovin’s consolidated financial statements from the acquisition date through December 31, 2020, accordingly.

For purposes of this pro forma analysis, the above total purchase price has been allocated as follows based on an estimate of the fair value of assets and liabilities acquired as of May 19, 2020 (in millions):

Cash	$37.8
Accounts receivable and other current assets	27.3
Intangible Assets
Tradename – estimated useful life of 10 years	13.0
Apps – estimated useful life of 3-5 years	272.0
IP license – estimated life of 2 years	28.6
Goodwill	82.4
Right-of-use assets under operating leases	125.6
Property, equipment and other tangible assets	42.3
Accounts payable, accrued liabilities and other liabilities	(81.6)
Deferred revenue	(43.2)
License obligations	(35.7)
Operating lease liabilities	(139.9)

Total purchase consideration	$328.6

This purchase price allocation has been used to prepare the transaction and other accounting adjustments in the unaudited pro forma combined statement of operations.

MZ Debt Financing:

In connection with the MZ Acquisition, in May 2020, AppLovin borrowed an additional $300.0 million under the Amended Credit Agreement (the “Debt Financing Adjustment for MZ” in our unaudited pro forma condensed combined statement of operations), on substantially the same terms applicable to the existing term loan, with the exception of 1) the quarterly payment, which is equal to 0.25% of the aggregate outstanding principal amount of the Debt Financing Adjustment for MZ, and 2) the applicable margin, which is equal to 4.00% in the case of LIBOR rate loans and 3.00% in the case of base rate loans. In connection with the Debt Financing Adjustment for MZ, AppLovin paid $1.5 million in fees to an affiliate of KKR Denali, a principal stockholder of the Company.

2.	Description of the Adjust Acquisition

On April 20, 2021, AppLovin acquired Adjust, a mobile application tracking and analytics company. The Company purchased all of the outstanding shares of the capital stock of Adjust and settled all Adjust’s debt for the stated purchase consideration of $980 million which was comprised of $352 million stated value of Convertible Security convertible into a variable number shares of Applovin common stock at the variable conversion price, $50 million of the cash holdback amount.

and remaining amount in cash consideration. Fair value of the Convertible Security and of the cash holdback is estimated to be 342.2 million and $47.6 million, respectively. As such, the fair value of the acquisition consideration is determined to be $967.8 million. The transaction is expected to expand the Company’s Apps portfolio and has been accounted for as a business combination in accordance with ASC 805, Business Combinations. Transaction costs amounting $1.6 million were not part of the acquisition price and are expensed in the Company’s consolidated statement of operations on the Adjust Acquisition Date.

For purposes of this pro forma analysis, the above total purchase price has been allocated as follows based on an estimate of the fair value of assets and liabilities acquired as of April 20, 2021 (in millions):

Cash and cash equivalents	$12.2
Accounts receivable and other current assets	21.8
Intangible assets
Trade name	8.0
Customer relationships	155.0
Technology	77.0
Goodwill	773.0
Operating lease right-of-use assets	8.1
Property and equipment, net	1.9
Finance lease right-of-use assets	43.2
Other assets	3.2
Accounts payable and accrued liabilities	(15.5)
Deferred revenue	(5.6)
Operating lease liabilities	(8.1)
Finance lease liabilities	(43.2)
Deferred income tax liability	(63.2)
Total purchase consideration	$967.8

Adjust Debt Financing:

In connection with the Adjust acquisition, in March 2021, AppLovin borrowed an additional $300.0 million under the Amended Credit Agreement on substantially the same terms applicable to the existing term loan and $250.0 million under the Revolving Credit Facility (the “Debt Financing Adjustment” in our pro forma condensed combined balance sheet and our pro forma condensed combined statement of operations). In connection with the Debt Financing, AppLovin paid $0.8 million in fees to an affiliate of KKR Denali, a principal stockholder of the Company.

3.	Pro forma adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and related transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the adoption of Release No. 33-10786.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020, are as follows:

(A)	Reflects reclassification of certain Adjust balances to comply with Applovin presentation.

(B)

Reflects application of acquisition accounting for the Adjust Acquisition, including partial cash payment of the acquisition price, issuance of the Convertible Security, recognition of Adjust identifiable assets and deferred revenue at fair values and recognition of goodwill. The Convertible Security is recorded as liability due to its mandatory conversion feature into variable number of shares with predominantly fixed aggregated fair value on the conversion date.

(C)	Represents settlement of Adjust debt and share-based payment liabilities included in the acquisition price.

(D)	Reflects IFRS to GAAP conversion adjustment for Adjust leases.

(E)	Represent elimination of Adjust equity balances.

(F)	Reflects proceeds of $550.0 million from Applovin debt financing.

(G)	Represent payment of a portion of Adjust acquisition price from the proceeds of Applovin debt financing.

Adjustments to Unaudited Pro Forma Condensed Statement of operations

The adjustments included in the unaudited pro forma condensed combined statement of operation for the year ended as of December 31, 2020, are as follows:

(AA)	Represents reclassification of $17.9 million from separate MZ Depreciation and Amortization line to Cost of revenue, Sales and marketing, Research and development and to General and administrative.

(BB)	Represents elimination of the intercompany revenues and expenses between AppLovin and Machine Zone during historical pre-acquisition period from January 1, 2020 to May 19, 2020.

(CC)

Represents amortization expense of $23.6 million related to the fair value of acquired Machine Zone identifiable intangible assets, net of the amortization expense already reflected in actual historical results. While $23.1 million of amortization expense related to the acquired developed Apps intangible assets is recognized as Cost of revenue expense based on an estimated weighted average useful life of 4 years, the remaining $0.5 million amortization expense related to the acquired tradename intangible asset is recognized as Sales and marketing expense based on an estimated useful life of 10 years. The amortization of the intangible assets is based on a straight-line amortization method as this represents management’s best estimate of the pattern of utilization for the intangible assets.

(DD)	Represents the impact of new compensation arrangements entered into contemporaneously with the MZ Acquisition on the pre-acquisition period results from January 1, 2020 to May 19, 2020.

(EE)

Represents a decrease in interest expense (including amortization of debt related paid-in-kind interest, discounts and fees) of $112.5 million related to Machine Zone debt settled as part of the MZ Acquisition.

(FF)

Represents a decrease in other income of $1.7 million to eliminate fair value adjustments related to Machine Zone’s liability classified warrants for the historical pre-acquisition period from January 1, 2020 to May 19, 2020.

(GG)	Represents tax effect of the Transaction Accounting Adjustments above at the blended federal and state statutory rate of approximately 22.94%.

(HH)

Represents an increase in interest expense (including amortization of debt related discounts and fees) of $6.5 million during the pre-acquisition period from January 1, 2020 to May 19, 2020 in connection with Applovin’s new debt financing effective January 1, 2020. A one-eighth percent change in the interest rate of the Applovin’s debt financing would result in an increase or a decrease in the pro forma interest expense by $0.4 million for the year ended December 31, 2020.

(II)	Represents tax effect of the debt financing adjustment above at the blended federal and state statutory rate of approximately 22.94%.

(JJ)	Represents the additional 4.2 million warrants with a nominal exercise price to purchase Applovin’s Class A common stock issued as part of the MZ Acquisition on May 19, 2020.

(KK)	Reflects reclassification of certain Adjust expenses to comply with Applovin presentation.

(LL)	Represents elimination of the intercompany revenues and expenses between AppLovin and Adjust.

(MM)	Reflects impact of a decrease in Adjust deferred revenue balance due to its recognition at fair value in the acquisition accounting.

(NN)	Represents an increase in amortization expense of 11.2 million related to the fair value of the acquired Adjust technology.

(OO)	Represents an increase in amortization expense of $12.7 million related to the fair value of the acquired Adjust customer relationships and trade name.

(PP)	Represents $10.0 million non-recurring payment to Adjust CEO in connection with the Adjust Acquisition.

(QQ)	Represents transaction costs incurred by Applovin in connection with the Adjust Acquisition.

(RR)	Reflects a decrease in interest expense of $4.3 million related to Adjust pre-acquisition debt since it was fully repaid as a result of the Adjust Acquisition.

(SS)	Represents tax effect of the Transaction Accounting Adjustments LL through RR at the blended federal and state statutory rate of approximately 22.94%.

(TT)

Reflects an increase in interest expense related to Applovin debt financing related to the Adjust Acquisition. A one-eighth percent change in the interest rate would result in an increase or a decrease in the pro forma interest expense by $0.7 million for the year ended December 31, 2020.

(UU)	Represents tax effect of the debt financing adjustment above at the blended federal and state statutory rate of approximately 22.94%.